EXHIBIT 10.5


December 7, 1998

                              Marketing Agreement
                   Crown Prince, Inc. and Famous Fixins, Inc.


Crown Prince will provide the following on behalf of Famous Fixins:

1. Consultation with and oversight from the Crown Prince Director of Sales and Marketing, and the National Field Sales Manager to recommend distribution strategy and supervision of implementation.

2. The services of all Crown Prince Regional Sales Managers and their existing broker network, with the exception of brokers listed in "Attachment A", to implement the agreed upon plans and oversee the continuing operation.

3. Administrative support from Crown Prince headquarters for order forwarding, price and promotion monitoring, and broker liaison activities.

4. Marketing support to include dissemination of prepared materials and coordination of notice to regional managers and brokers.

5. Ninety day transition period in the event that this contract is terminated by Crown Prince to allow for orderly transfer of duties to a new representative.

6. The fulfillment of all customer service expectations to avoid damaging the excellent reputation enjoyed by Famous Fixins within our industry.

Famous Fixins agrees to the following:

1. Representation by Crown Prince to all U.S. Markets, whether or not distribution currently exists.

2. Jason Bauer or one of his nominees will provide: presentation assistance to all regions, consultation with Crown Prince management, and decision-making with regard to marketing expenditures, etc.

3.    A commission rate to be paid as follows on net sales:

            Olympia Dukakis Greek Salad Dressings      7%
            Erik Estrada Gourmet Chips                 To Be Determined

      A minimum commission rate of 3% for management to be included for all lines regardless of distribution channels.

4. To provide an outline of distribution objectives and volume expectations within a predetermined time interval, with incentives tied to accomplishment. Objectives and expectations to be reviewed annually.

5. Ninety day transition period to protect Crown Prince from arbitrary termination of the contract on the part of Famous Fixins.

6. The fulfillment of all customer service expectations to avoid damaging the excellent reputation enjoyed by Crown Prince within our industry.
Crown Prince reserves the right to modify or enhance this agreement in the event that extraordinary circumstances dictate a change. Although enumeration of such circumstances is impossible, prior experience allows us to list at least the following:

1. To invoice Famous Fixins for miscellaneous costs above routine expectations. These would include unusual levels of phone/fax charges, shipping/handling charges, storage costs, or other extraordinary expenditures that may be encountered.

2. To review compensation agreement at any time to address additional costs that may be incurred strictly on behalf of Famous Fixins.

3. To render unilateral decisions regarding broker and distributor appointments, and the assignment of regional responsibility.

4.    To commit expenditures mutually agreed upon in advance.

5. To set fees for various administrative tasks performed by Crown Prince where required by Famous Fixins to maintain a satisfactory level of service to accounts. Examples would include invoicing, shipping and inventory management.

Additional Considerations:

      Crown Prince agrees to a thirty day notice of termination in the event that performance objectives and expectations are not met.


This agreement goes into effect immediately.

12-7-98                                      12/7/98
------------------------                     --------------------------
Date                                         Date


/s/ Jason Bauer                              /s/ Robert Hoffman
------------------------                     --------------------------
Jason Bauer, President                       Robert Hoffman, President
Famous Fixins, Inc.                          Crown Prince, Inc.

December 7, 1998

                              Marketing Agreement
                   Crown Prince, Inc. and Famous Fixins, Inc.


                                  Attachment A


      Crown Prince agrees to keep the following brokers intact for a six month trial period commencing January 1, 1999. This trial period may be terminated or modified by Jason Bauer only. At the end of the trial period these brokers will come under the regular terms of the marketing agreement.

      LP Sales and Marketing
      New England Marketing Area

      Kenney Sales
      Baltimore/Washington Marketing Area

      B & D Sales and Marketing
      New York Metro Marketing Area



12-7-98                                      12/7/98
------------------------                     --------------------------
Date                                         Date


/s/ Jason Bauer                              /s/ Robert Hoffman
------------------------                     --------------------------
Jason Bauer, President                       Robert Hoffman, President
Famous Fixins, Inc.                          Crown Prince, Inc.